Exhibit 10.1

SETTLEMENT AGREEMENT

entered into as of

April 20, 2005,

by and among

THE GREENBRIER COMPANIES, INC.,

a Delaware corporation,

WILLIAM A. FURMAN,

GEORGE L. CHELIUS,

as Executor of the Will and Estate of Alan James and as Trustee,

and

ERIC EPPERSON,

as Executor of the Will and Estate of Alan James and as Trustee

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of April 20, 2005, by and among George L. Chelius and Eric Epperson, not in their individual capacities but solely in their capacities as Executors (each a “Representative” and together the “Representatives”) of the will and estate of Alan James pursuant to Letters Testamentary (Case Number 050290219), dated February 17, 2005, issued by the Circuit Court of the State of Oregon for the County of Multnomah (the “Estate”) and, to the extent provided in Section 3.12 of this Agreement, as Trustees of the Trust referred to in Section 3.12, William A. Furman (“Furman”) and The Greenbrier Companies, Inc., a Delaware corporation (“Greenbrier” or the “Company”), (the Representatives, Furman and the Company sometimes referred to collectively as the “Parties” or individually as a “Party”).

WHEREAS, Alan James (“James”), Furman and Greenbrier entered into a Stockholders Agreement, dated as of July 1, 1994, as amended by Amendment No. 1 dated December 23, 1994 (the “Stockholders’ Agreement”), Section 5.02 of which provided that Furman and James would have a right of first refusal (the “Old ROFR”) with respect to transfers of shares of Common Stock par value $.001 per share of Greenbrier (“Shares”) owned by Furman and James, respectively;

WHEREAS, James died on January 28, 2005 and at the time of his death he owned 3,915,000 Shares (excluding 3,000 shares subject to the James Furman Supplemental 1994 Stock Option Plan) which are currently vested in the beneficiaries of the Estate, subject to administration of the Estate by the Representatives (the “Estate Shares”);

WHEREAS, James on or about July 26, 2004 filed a complaint in the Court of Chancery of the State of Delaware in and for New Castle County (the “Court”), entitled Alan James v. William A. Furman, Benjamin R. Whiteley, C. Bruce Ward, Victor G. Atiyeh, A. Daniel O’Neal, Jr., Duane C. McDougall and The Greenbrier Companies, Inc., C.A. No. 597-N, related to, among other matters, the Stockholders’ Agreement and Greenbrier’s adoption of a stockholder rights plan (the “Delaware Litigation”).

WHEREAS, James engaged FTI Consulting Inc. (“FTI”) to conduct certain investigations, studies and inquiries pertaining to Greenbrier and its operations (the “Investigation”);

WHEREAS, FTI has completed its Investigation and delivered a complete report of its Investigation to the Representatives, and the Representatives have delivered a true, correct and complete copy of such report to Greenbrier;

WHEREAS, the Representatives desire to sell some or all the Estate Shares;

WHEREAS, Furman desires to sell some of the Shares held by him (the “Furman Shares”);

WHEREAS, Greenbrier desires to acquire some or all of the Estate Shares and some of the Furman Shares, subject to completion of a public offering of Shares, and subject to the terms and conditions of this Agreement including the Exhibits and Schedules hereto;

WHEREAS, Greenbrier, Furman and the Representatives desire, upon the terms and conditions set forth herein, to waive, amend and terminate certain provisions of the Old ROFR to permit the sale of Shares to the Company and to adopt terms and conditions providing for a revised right of first refusal (the “New ROFR”);

WHEREAS, Greenbrier, its directors, including Furman, and the Representatives desire to dismiss the Delaware Litigation with prejudice and the Parties desire to enter into mutual general releases with respect to certain other claims, whether known or unknown, among them;

WHEREAS, the Representatives, Furman, the Company and Bear Stearns & Co. Inc. (“Bear Stearns”) have entered into a letter agreement, dated as of the date hereof (the “Bear Agreement”), pursuant to which among other matters, (i) Bear Stearns has agreed not to seek to collect any additional fees from Furman or the Representatives or beneficiaries of the Estate under its engagement letter, dated October 14, 2002, with respect to the purchase and sale of Estate Shares and Furman Shares by the Company pursuant to this Agreement, and (ii) the Representatives have agreed to acknowledge that they are bound, as successor to James, by such engagement letter,

WHEREAS Greenbrier shall provide Relational Advisors LLC (“Relational”) with certain rights to monitor the Offering (as defined below), and Greenbrier shall pay Relational the fee specified in the Stock Purchase Agreement (as defined below) as a reimbursement to the Representatives for a portion of the fee the Representatives are obligated to pay to Relational and Greenbrier shall reduce the amount the amount of underwriting discount paid to the Underwriters (as defined below) by an equal amount; and

WHEREAS, the Parties desire to enter into the other agreements described in this Agreement and in the Exhibits hereto;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties adopt the foregoing recitals and agree as follows:

ARTICLE I.  – TERMS

1.1           Dismissal of Delaware Litigation.  Contemporaneously with the execution of this Agreement, the Parties shall cause their attorneys to execute the stipulation approving the dismissal with prejudice of the Delaware Litigation, in the form attached hereto as Exhibit A (the “Stipulated Order”).  The Stipulated Order together with such correspondence as shall be agreed by counsel to the parties in the Delaware Litigation shall be filed with the Court as soon as possible, but in no event later than April 21, 2005.

1.2           Stock Purchase Agreement.  Contemporaneously with the execution of this Agreement, Greenbrier, Furman, and the Representatives shall execute the Stock Purchase

Agreement in the form attached hereto as Exhibit B (the “Stock Purchase Agreement”).  The Stock Purchase Agreement provides for the purchase by the Company of Estate Shares and Furman Shares, subject to the terms and conditions described therein including the completion of a public offering of Company Shares.

1.3           Offering.  Contemporaneously with the execution of this Agreement, Greenbrier shall file a prospectus supplement (the “Supplement”) with the Securities and Exchange Commission (the “Commission”), to its existing shelf registration statement on Form S-3, Registration Number 333-121181, for a primary public offering of  4,500,000 of the Company’s Shares plus the shares issuable upon exercise of the underwriters’ overallotment option (the “Offering”).  The Supplement shall be substantially in the form of the draft dated April 19, 2005 delivered to the Representatives.  The Supplement may be amended to reflect such changes as the Company and the Underwriters deem reasonably necessary or appropriate including, without limitation, to reflect an upsizing or downsizing of the Offering.

1.3.1        Underwriting Agreement.  The Offering shall be made pursuant to an Underwriting Agreement by and among the underwriters named therein (the “Underwriters”) and Greenbrier, substantially similar to the draft dated April 15, 2005 delivered to the Representatives (the “Underwriting Agreement”).

1.3.2        Monitoring of Offering.  As provided in the Stock Purchase Agreement, Greenbrier shall permit Relational, as financial advisor for the Representatives, to observe and receive periodic information about the Offering, including (i) causing Bear Stearns to provide Relational with daily updates on the progress of the Offering, including the status of the book-building process, (ii) providing Relational with an opportunity to review the road show presentation, and (iii) permitting Relational to listen in on the pricing call.  In no event shall Relational have any power or authority to alter or amend any terms of the Offering or to delay, accelerate, terminate or suspend the Offering.

1.3.3        Cooperation.  The Representatives and Furman shall cooperate with Greenbrier and the Underwriters in connection with the Offering to the extent reasonably requested by Greenbrier, provided that the Representatives shall not be required to take action that will cause them to incur any unreimbursed out-of-pocket expenses and shall not be required to enter into any agreement with Greenbrier, the Underwriters or any other party other than the agreement necessary to effect the 90-day lockup described in Section 1.3.4 below.

1.3.4        Offering Period; No Solicitation.  Greenbrier shall have 60 days from the date the Supplement is first filed with the Commission to complete the Offering (plus any extensions thereof which may be agreed by the Parties, the “Offering Period”).    During the Offering Period the Representatives shall not sell or otherwise transfer any interest in Shares, directly or indirectly, or offer or solicit the offer to purchase Shares (other than, in each case, in connection with the Loan described in Section 1.8 below) and shall discontinue any negotiations with respect to the sale of Shares (except in connection with the Loan) as more particularly described in Section 6.2 of the Stock Purchase Agreement.  Contemporaneously with the execution of this Agreement, the Representatives and Furman shall each enter into an agreement with the Underwriters in the form attached hereto as Exhibit C (the “Lock-up Agreement”).  The Lock-up Agreement shall not prohibit the pledge or transfer of Pledged Shares in connection with the Loan.

Following the earlier to occur of (i) the end of the Offering Period, (ii) the “Closing” under the Stock Purchase Agreement, or (iii) the termination of the Stock Purchase Agreement, and subject to the Lock-up Agreement, the Representatives may sell or otherwise transfer any remaining Estate Shares provided it complies with Section 1.5 or Section 1.6 of this Agreement, whichever is applicable.

1.3.5        Rejection of Offering Price.  Either the Representatives, Furman, or both, may reject the price offered by the Underwriters to purchase Shares from the Company (the “Offering Price”) as inadequate, which Offering Price affects the price the Company is obligated to pay to the Representatives and Furman for its purchase of Estate Shares and Furman Shares pursuant to the Stock Purchase Agreement.  Such rejection of the Offering Price must be made on the pricing call with the Underwriters within one hour after such Offering Price is proposed by the Underwriters to the Company, Furman and the Representatives.  If the Representatives or Furman reject the Offering Price it or he shall not be obligated to sell, and the Company shall not be obligated to purchase, any Estate Shares or Furman Shares, as applicable, pursuant to the Stock Purchase Agreement and the sale or other transfer of Estate Shares shall be subject to the restrictions and covenants contained in Section 1.5 or Section 1.6, whichever is applicable.  The consequences of the rejection of the Offering Price by the Representatives or Furman and the effects on the Company’s obligations to purchase Estate Shares and Furman Shares are described in more detail in the Stock Purchase Agreement.  Notwithstanding any rejection of the Offering Price by the Representatives or Furman, the other covenants and agreements contained in this Settlement Agreement, including Exhibits and Schedules, other than the purchase and sale of Estate Shares and Furman Shares, as applicable, pursuant to the Stock Purchase Agreement, shall remain in full force and effect.

1.4           Termination of Stockholders’ Agreement and Old ROFR.  The Stockholders’ Agreement and the Old ROFR shall terminate and shall be of no force and effect upon the earliest of (i) the end of the Offering Period, (ii) the first Closing under the Stock Purchase Agreement, or (iii) the termination of the Stock Purchase Agreement.

1.4.1        Waiver and Consent under Old ROFR.  Each of Furman, the Representatives and the Company waives any and all rights it may have with respect to restrictions on transfer contained in the Stockholders’ Agreement and under the Old ROFR with respect to, and each Party consents to, the sale of Estate Shares and Furman Shares to the Company pursuant to the Stock Purchase Agreement.

1.4.2        No Notice Under Old ROFR.  Neither Furman nor the Representatives shall deliver an “Offer Notice” as described in Section 5.02 of the Stockholders’ Agreement.

1.4.3        New ROFR.  The New ROFR shall only be effective, and shall always be effective unless terminated as provided in this Section 1.4.3, upon termination of the Old ROFR pursuant to Section 1.4 above.  Under the New ROFR:

(a)           If the Representatives desire to transfer any Shares or any interest therein, other than (i) to a Trust or a beneficiary of the Estate, or (ii) subject to the limitations contained in Section 1.5 or 1.6, in the open market in “brokers’ transactions” as defined in Rule

144(g) under the Securities Act of 1933 (the “Securities Act”), the Representatives shall give written notice (the “New ROFR Notice”) to the Company and Furman specifying that the New ROFR Notice is being given pursuant to Section 1.4.3 of this Agreement, and further specifying (I) the number of Shares the Representatives desire to transfer (the “Offered Shares”), (II) except as described in Section 1.4.3(d) below, the identity of the person to whom the transfer is proposed to be made (the “Proposed Transferee”), (III) except as described in Section 1.4.3(d) and 1.4.3(e) below, the purchase price offered by the Proposed Transferee, and (IV) the other material terms and conditions of the offer including payment terms together with copies of any proposed agreements or other documents related to the offer.

(b)           Except as described in Section 1.4.3(d) below, for the period of seven (7) days after Furman has received the New ROFR Notice, he shall have the exclusive option to purchase (except as otherwise provided in Section 1.4.3(e) below) all, but not less than all, of the Offered Shares on the same terms and conditions, including payment terms (except to the extent otherwise provided in Section 1.4.3(c) below) (collectively, the “Offered Terms”) as described in the New ROFR Notice.  Furman may assign all or, except with respect to a Financing Transaction (as defined in Section 1.4.3(e) below), part of his right to purchase Offered Shares under this Section 1.4.3(b) to the Company, provided that in the case of any such partial assignment, the Company and Furman, collectively, shall upon exercise of the option, be permitted to purchase all, but not less than all, of the Offered Shares on the Offered Terms.

(c)           Subject to Section 1.4.3(e) below, if Furman or the Company elects to exercise the option granted above to purchase the Offered Shares on the Offered Terms, then Furman or the Company shall so notify the Representatives in writing and shall close the purchase and sale of Offered Shares on the later of (i) the seventh (7th) day after receipt of the New ROFR Notice, or (ii) upon the expiration of a longer period of time, if any, provided the Proposed Transferee as described in the Offered Terms.  Payment for purchase of the Offered Shares, must be made in cash unless the Offered Terms provide for another form of payment and the credit worthiness of Furman or the Company, as the case may be, is comparable, in the reasonable judgment of the Representatives to that of the Proposed Transferee, in which case payment, at the option of Furman or the Company, as the case may be, may be made in accordance with the Offered Terms or in cash.  In the event Furman or the Company, or both, elect to exercise the option to purchase the Offered Shares on the Offered Terms or, with respect to a Financing Transaction, elect to match the material terms and conditions of the Financing Transaction as provided in Section 1.4.3(e), but fails, or fail, where such failure constitutes a breach of his or its obligations hereunder, to close the purchase and sale of Offered Shares, or the matching of the material terms and conditions of the Financing Transaction, as the case may be, on or prior to the seventh (7th) day after receipt of the New ROFR Notice or such later date as provided in the Offered Terms, then (i) Furman or the Company or both, as the case may be, shall be liable to the Representatives for breach of their respective covenants to close the purchase and sale or the matching of material terms and conditions on or prior to that day, and (ii) the New ROFR shall terminate in full at 12:01 a.m., West Coast time, on the eighth (8th) day after receipt of the ROFR Notice, or the day after such later date as provided in the Offered Terms, and shall be of no further force and effect.

(d)           Notwithstanding Section 1.4.3(a) and 1.4.3(c) above if the Representatives propose to transfer Estate Shares in a block trade or sale through a broker, placement agent, investment bank or other transaction intermediary (a “Block Sale”), then (i) the

New ROFR Notice need not specify the name of the Proposed Transferee, if such name is not known, (ii) the purchase price per Offered Share as specified in the New ROFR Notice may be a formula price based on the market price of Shares at the time of sale, (iii) Furman or the Company or both, as applicable, shall have two business days from the date of receipt of the New ROFR Notice to exercise the option to purchase the Offered Shares on the Offered Terms, and (iv) if Furman or the Company or both so exercise the option to purchase the Offered Shares, Furman or the Company or both, as the case may be, shall close the purchase of the Offered Shares on the Offered Terms not later than the seventh (7th) day following receipt of the New ROFR Notice.  In the event Furman or the Company, or both, elect to exercise the foregoing option to purchase the Offered Shares on the Offered Terms but fails, or fail, where such failure constitutes a breach of his or its obligations hereunder, to close the purchase and sale of Offered Shares on the Offered Terms on or prior to the seventh (7th) day after receipt of the New ROFR Notice, then (i) Furman or the Company or both, as the case may be, shall be liable to the Representatives for breach of their respective covenants to close the purchase and sale on or prior to that day, and (ii) the New ROFR shall terminate in full at 12:01 a.m., West Coast time, on the eighth (8th) day after receipt of the ROFR Notice and shall be of no further force and effect.

(e)           Notwithstanding Section 1.4.3(a) if the Representatives propose to enter into (x) a sale, transfer of interest in or lending of Shares in connection with a hedging transaction with a nationally recognized brokerage firm, investment bank, insurance company, commercial bank or other lending institution, or (y) a pledge of Estate Shares to an investment bank, insurance company, commercial bank or other lending institution to secure a loan or other extension of credit ((x) and (y) collectively, a “Financing Transaction”), then (i) the Offered Terms in the New ROFR Notice must contain the name of such entity facilitating the Financing Transaction, the number of Shares subject to the Financing Transaction, the other material terms and conditions of such Financing Transaction together with copies of any proposed agreements or other documents related to such Financing Transaction, (ii) Furman or the Company, as applicable, may exercise the New ROFR as described in Section 1.4.3(b) above by matching the material terms and conditions of such Financing Transaction, and (iii) if Furman or the Company, as applicable, do not elect to exercise the New ROFR with respect to such Financing Transaction, then any subsequent foreclosure or closing out of a hedge position related to such Financing Transaction shall not be subject to the New ROFR.

(f)            If Furman or the Company, as applicable, do not exercise the option granted above to purchase all of the Offered Shares or to match the material terms and conditions of a Financing Transaction within the respective time periods described in Section 1.4.3(b), (c) or (d), then the Representatives shall thereafter (i) with respect to Block Sales be free, for a period of 21 days following expiration of the two business day notice period to close transfer of Offered Shares pursuant to such Block Sale in accordance with Offered Terms, and (ii) with respect to all other sales or transfers of Estate Shares including Financing Transactions subject to the New ROFR, the Representatives shall be free, for a period of 30 days following expiration of the seven (7) day notice period, to close the sale or other transfer of such Estate Shares pursuant to the Offered Terms.

(g)           Any transfer, or purported transfer, of Estate Shares including, without limitation, any attachment, judgment, creditor execution, foreclosure of security interest, bankruptcy, sale or property settlement or award, which is not in accordance with this Section 1.4.3 shall be null and void and shall have no force or effect and need not be recognized or acknowledged by the Company or any of its stockholders.

(h)           Notwithstanding the foregoing or anything else contained in this Settlement Agreement and the Exhibits or Schedules hereto, or elsewhere, Greenbrier shall have no obligation to waive or otherwise modify its rights pursuant to that Stockholder Rights Agreement, dated as of July 13, 2004, as the same may be amended from time to time.

(i)            the Parties shall cause certificates representing shares held by the Representatives to bear a legend prominently referring to the New ROFR.

1.5           Sale of Estate Shares Not Purchased by the Company.  Except as described in Section 1.6 below, the sale or transfer of Estate Shares not purchased by the Company pursuant to the Stock Purchase Agreement shall be governed by this Section 1.5.

1.5.1        Registration Rights.  Subject to Section 1.6 and Section 3.12, so long as the Representatives hold subject to administration in the Estate at least 500,000 Shares and the Company has advised the Representatives that it believes the Representatives are “affiliates” as defined in Securities Act Rule 144(a)(1), then the Representatives shall have the registration rights (the “Registration Rights”) described in the Registration Rights Agreement attached as Exhibit D, which, as more particularly described therein provides that upon the request of the Representatives, Greenbrier shall file with the Commission a Form S-3 shelf registration statement (the “Reseller Shelf”) covering the sale by the Representatives of all of the Shares held by them for administration as part of the Estate and for the benefit of the beneficiaries of the Estate.

1.5.2        Limitation of Sales under the Reseller Shelf.  Once the Reseller Shelf is declared effective by the Commission, the Representatives may sell or transfer Estate Shares under the Reseller Shelf as follows: (i) the sale of up to an amount of Shares which, when combined with all other Shares sold by the Representatives (excluding Estate Shares sold or transferred in Block Sales, “Privately Negotiated Transaction” (as defined below) and Financing Transactions) during the preceding 90 days does not exceed  200% of  the greater of (x) 1% of the total outstanding Shares as described in Greenbrier’s most recent filing with the Commission on Form 10-Q or, if more recent, Form 10-K or, if more recent, Form 8-K, or (y) the average weekly trading volume of Shares on the New York Stock Exchange (“NYSE”) for the four (4) calendar weeks ending with the calendar week before the sale, and provided such sales of Shares by the Representatives are made in the open market in “brokers transactions” as defined in Securities Act Rule 144(g), plus (ii) the sale of an unlimited amount of Shares in Block Sales, provided (x) the Representatives comply with the New ROFR described in Section 1.4, and (y) following each Block Sale, the limitation referred to in (i) above shall be 100% instead of 200% for the 90 day period following such Block Sale, plus (iii) the sale or other transfer of an unlimited amount of Shares in Privately Negotiated Transactions, provided the Representatives comply with the New ROFR described in Section 1.4, and plus (iv) the transfer of an unlimited amount of Estate Shares, or an interest therein, pursuant to Financing Transactions, provided the Representatives comply with the New ROFR and no financial institution, or group of financial institutions that has publicly disclosed that it is acting together and thus constitutes a group within the meaning of Rule 13d-5(b) of the Securities Exchange Act of 1934, could acquire more than 5% of the outstanding shares pursuant to such Financing Transaction, or any related series of Financing Transactions.  The term “Privately

Negotiated Transaction” means the sale or other transfer of Estate Shares to a third party in a privately negotiated transaction not effected or reported on the NYSE, but excluding any sales or other transfers pursuant to a Financing Transaction.

1.5.3        Removal of Restrictive Legends.  Pursuant to this Section 1.5, the Company, at the request of the Representatives, shall remove the restrictive legends from the certificates representing Estate Shares in case of any of the following:  (i) when the Reseller Shelf is declared effective by the Commission with respect to shares sold pursuant to such Reseller Shelf in compliance with Section 1.5.2, or (ii) the Representatives deliver to the Company an opinion from its legal counsel, which opinion is acceptable to the Company’s legal counsel, stating that the Representatives are not “affiliates” under Securities Act Rule 144 and that the Representatives (or the beneficiaries of the Estate, as the case may be) may sell Estate Shares without registration pursuant to Securities Act Rule 144(k).

1.6           Rejection of Offering Price.  If (x) the Representatives reject the Offering Price pursuant to Section 1.3.5 above and elect not to sell any Estate Shares to the Company pursuant to the Stock Purchase Agreement, (y) Furman and the Company accept such Offering Price and the Company sells in the Offering and purchases from Furman pursuant to the Stock Purchase Agreement an amount of Shares greater than or equal to the greater of (i) 1,000,000 Shares, or (ii) the lesser of (A) one third of the total number of Shares proposed to be sold in the Offering at the time of the last rejection by the Representatives of the Offering Price pursuant to Section 1.3.5 above, or (B) 1.5 million Shares ((x) and (y) collectively referred to as a “Rejected Offering”), then the sale or transfer of Estate Shares shall be governed by this Section 1.6 and shall not be governed by Section 1.5.

1.6.1        No Registration Rights.  Following a Rejected Offering, the Representatives shall have no Registration Rights and the Registration Rights Agreement shall have no force or effect and shall automatically be terminated.

1.6.2        Compliance with Rule 144.  Following a Rejected Offering, the Representatives may sell Estate Shares in compliance with Securities Act Rule 144 as its applies to “affiliates”, including, without limitation, the volume limitations of Securities Act Rule 144(e)(i) applicable to “affiliates.”  The Company shall be under no obligation to remove restrictive legends from certificates representing Estate Shares in connection with a proposed sale or other transfer of Estate Shares or any interest therein, unless and until such time as the Representatives deliver to the Company an opinion from its legal counsel, which opinion is acceptable to the Company’s legal counsel, stating that the proposed transaction is exempt from registration under the Securities Act.

1.6.3        Private Sales and Financing Transactions.  Following a Rejected Offering, the Representatives may sell or transfer an unlimited number of Estate Shares or an any interest therein in Privately Negotiated Transactions or Financing Transactions that comply with the Securities Act, provided, however, (i) the Company shall have no obligation to remove the restrictive legends in connection with such Privately Negotiated Transactions or Financing Transactions unless and until such time as the Representatives deliver to the Company an opinion from its legal counsel, which opinion is acceptable to the Company’s legal counsel, stating that the Representatives are not “affiliates” under Securities Act Rule 144 and that the Representatives (or the beneficiaries of the Estate, as the case may be) may sell Estate Shares without registration pursuant to Securities Act Rule 144(k), and (ii) such Privately Negotiated Transactions and Financing Transactions shall be subject to the New ROFR described in Section 1.4

1.7           Beach House.  Concurrently with the execution of this Settlement Agreement, Greenbrier shall cause its subsidiary, Greenbrier Leasing Corporation (“GLC”) to execute and deliver to the Representatives the Beach House Release in the form attached hereto as Exhibit F, releasing Alan James and the Representatives from their obligation to purchase from GLC certain real property and improvements in Lincoln County, Oregon pursuant to the terms of the Option Agreement with Right of First Refusal and Agreement of Purchase and Sale dated as of June 1, 1994.

1.8           Loan to Representatives.  Furman and the Company hereby waive any and all rights under the Stockholders’ Agreement with respect to restrictions on the transfer of Shares or the Old ROFR, and consent to the pledge by the Representatives of up to 750,000 Estate Shares (the “Pledged Shares”) to Bear Stearns to secure a loan in the amount of $5,000,000 (the “Loan”).  Upon the receipt of a legal opinion from counsel to the Representatives reasonably satisfactory to the Company and its counsel, the Company (i) will facilitate the exchange by the Representatives of a certificate representing a number of Estate Shares in excess of the number of Pledged Shares for two separate certificates, one representing the Pledged Shares (the “Pledged Shares Certificate”) and one representing the balance of the Estate Shares represented by the exchanged certificate, (ii) will remove the restrictive legends on the Pledged Shares Certificate, and (iii) will not take any action to prohibit or interfere with the pledge of the Pledged Shares and the Loan or any sale or other transfer of the Pledged Shares upon a foreclosure of the Loan.  If the Pledged Shares are purchased by the Company pursuant to the Stock Purchase Agreement, then the Representatives shall cause the Loan to be paid in full from the proceeds of such sale and shall take all actions necessary to cause the pledge of the Pledged Shares to be released.  Attached as Schedule 1 is a description of the proposed use of proceeds of the Loan.  The Representatives may disburse the proceeds from the Loan as described in Schedule 1, or with such changes as are disclosed in advance in writing to the Company for its approval, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, the proceeds from the Loan shall not be used to finance any litigation against, or any new or continuing investigation or inquiry of, the Company or Furman.

1.9           Charitable Remainder Trust.  The Representatives and the Company hereby waive any and all rights under the Stockholders’ Agreement with respect to restrictions on the transfer of Shares or the Old ROFR and consent to the transfer, at the option of Furman, of Furman Shares with a market value not to exceed $5,000,000 to a charitable remainder trust (the “Charitable Trust”) which shall be substantially similar to the trusts established by Furman and James in 1994, provided that the trustees of Charitable Trust shall be prohibited from distributing any of the Furman Shares held in the Charitable Trust to any beneficiaries of the Charitable Trust and from selling any of the Furman Shares held in the Charitable Trust prior to the earlier to occur of (i) December 31, 2007, or (ii) 60 days after the date on which the Representatives and the beneficiaries of the Estate, collectively, own less than 500,000 Shares.

1.10         Furman Registration Rights.  The Company will not file a registration statement covering the sale of Furman Shares prior to the first to occur of (i) the earlier of the first anniversary of the date of (x) the last Closing under the Stock Purchase Agreement, or (y) the termination of the Stock Purchase Agreement, (ii) 60 days after the date on which the Representatives and the beneficiaries of the Estate, collectively, own less that 500,000 Shares, and (iii) the date on which Furman ceases to serve as (A) an officer of the Company, and (B) Chairman of the Board of the Company (other than in a non-executive capacity) (the period prior to the first to occur of (i), (ii) or (iii) being referred to as the “No Registration Period”).

1.11         Share Repurchases.  Until the expiration of the No Registration Period, except pursuant to the Stock Purchase Agreement, the Company will not repurchase Furman Shares, or offer to repurchase Furman Shares, unless the Company offers to purchase from the Representatives and the beneficiaries of the Estate, concurrently with any purchase from Furman, the same number of Shares to be purchased from Furman (or if less, the remaining Shares held by the Representatives and the beneficiaries of the Estate), upon the same terms and conditions and at the same price.

1.12         Releases; Other Agreements.  Contemporaneously, with the execution of this Agreement, the Representatives, the Company and Furman, as an individual, shall enter into the Mutual General Release in the form attached hereto as Exhibit E pursuant to which (i) such parties shall release claims against each other, other than claims related to James Furman and Company Partnership (the “James Furman Partnership”), (ii) such parties shall consent not to sue each other with respect to the released claims (iii) such parties shall agree not to disparage each other, and (iv) the Representatives shall agree not to purchase any Shares or to make any document requests to the Company or conduct investigations of the Company or Furman other than in connection with matters relating to the James Furman Partnership or the failure of the Company or Furman to perform its or his obligations under this Agreement, the agreements referred to herein or the agreements contemplated hereby or thereby.

1.13         Expenses.  Each party shall be responsible for its own expenses in connection with this Agreement and including Exhibits.  In addition, neither the Representatives, any party to the Delaware Litigation nor any of their respective representatives or advisors shall seek reimbursement of any legal fees or other expenses in connection with the Delaware Litigation.

ARTICLE II. – REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of Furman.  Furman represents and warrants to the Representatives and Greenbrier that the statements contained in this Section 2.1 are true and correct as of the date hereof.

2.1.1        Capacity; Consents and Approvals; No Violations.  Furman has full capacity to execute, deliver and perform this Agreement and each of the agreements attached as Exhibits to which he is a party.  Neither the execution, delivery or performance of this Agreement, or any of the agreements attached as Exhibits to which Furman is a party, by Furman, nor compliance by Furman with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of any agreement, document or instrument to which Furman is a party or by which Furman is bound, (ii) require any filing by Furman with, or any permit, authorization, consent or approval of, any judicial or governmental entity, (iii) require any consent, other than the consents provided by Furman, the Representatives and the Company pursuant to this Agreement and pursuant to the Stockholders’ Agreement, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which Furman is a party or by which his assets or properties are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Furman or any of his assets or properties.

2.1.2        Binding Agreement.  This Agreement has been duly executed and delivered by Furman and, assuming the due and valid authorization, execution and delivery hereof by the Representatives, this Agreement is a valid and binding obligation of Furman enforceable against him in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

2.2           Representations and Warranties of the Representatives.  Each of the Representatives, in his capacity as a Representative and not in his individual capacity or any other capacity, represents and warrants to Furman and Greenbrier that the statements contained in this Section 2.2 are true and correct as of the date hereof.

2.2.1        Power and Authority; Consents and Approvals; No Violations.  The Representatives have full power and authority to execute and perform this Agreement and each of the agreements attached as Exhibits to which the Representatives are parties.  None of  the execution and delivery or performance of this Agreement, or any of the agreements attached as Exhibits to which the Representatives are parties, by the Representatives, or compliance by the Representatives with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of any will, trust or other document to which the Representatives are parties or by which it is bound, (ii) except to the extent provided for in the Stock Purchase Agreement, require any filing by the Representatives with, or permit, authorization, consent or approval of, any judicial or governmental entity, (iii) require any consent, other than the consents provided by Furman, the Representatives and the Company pursuant to this Agreement and pursuant to the Stockholders’ Agreement, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which the Representatives are parties or by which its assets or properties are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Representatives or any of the assets or properties of the Estate.

2.2.2        Binding Agreement.  This Agreement has been duly executed and delivered by the Representatives and, assuming the due and valid authorization, execution and delivery hereof by Furman and the Company, this Agreement is a valid and binding obligation of the Representatives enforceable against the Representatives, in their capacities as Representatives of the Estate and in their capacities as Trustees of a Trust, in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

2.3           Representations and Warranties of Greenbrier.  Greenbrier represents and warrants to Furman and the Representatives that the statements contained in this Section 2.3 are true and correct as of the date hereof.

2.3.1        Organization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.3.2        Authorization; Validity of Agreement; Necessary Action.  The Company has full power and authority to execute, deliver and perform this Agreement and each of the agreements attached as Exhibits to which it is a party.  The execution, delivery and performance by the Company of this Agreement and each of the agreements attached as Exhibits to which it is a party have been duly authorized by the board of directors of the Company and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement or any agreement attached as an Exhibit to which it is a party.  This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Furman and the Representatives, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the enforcement of creditors’ rights generally.

2.3.3        Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement, or any of the agreements attached as Exhibits to which the Company is a party, by the Company, or compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other organizational documents of the Company, (ii) require any filing (other than any required filings with the Commission) with, or permit, authorization, consent or approval of, any judicial or governmental entity, (iii) require any consent, other than the consents provided by Furman and the Representatives pursuant to this Agreement and pursuant to the Stockholders’ Agreement, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which the Company is a party or by which its assets or properties are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets or properties.

ARTICLE III. – MISCELLANEOUS

3.1           Further Assurances.  Each Party hereto shall use reasonable and diligent efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent, and to execute such other and further documents and perform such other and further acts as may reasonably be required or appropriate to effectuate the provisions of this Agreement.

3.2           Entire Agreement.  This Agreement and the Exhibits and Schedules hereto constitute and is intended to constitute the entire agreement of the Parties concerning the subject matter hereof.  No covenants, agreements, representations or warranties of any kind whatsoever have been made by any Party hereto, except as specifically set forth herein.  All prior or contemporaneous discussions or negotiations with respect to the subject matter hereof are superseded by this Agreement.

3.3           Successor and Assigns.  This Agreement in its entirety shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors, and assigns.

3.4           Construction.  The Parties hereby acknowledge that each of them has been represented by independent counsel of their own selection throughout all negotiations preceding the execution of this Agreement, and that they have executed the same after consulting with such counsel.  The Parties and their respective counsel cooperated in the drafting and preparation of this Agreement such that it shall be deemed to be their joint work product and may not be construed against any of the Parties by reason of its preparation.

3.5           Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

3.6           Modification and Amendment.  This Agreement may not be modified or amended orally and no modification, termination or waiver shall be valid unless in writing and signed by all of the Parties.

3.7           Choice of Law/Venue.  The terms and provisions of this Agreement shall be construed according to and governed by the laws of the State of Delaware, notwithstanding any conflicts of law.  Any action arising from, or relating to, the terms or provisions of this Agreement shall be instituted in the  Court of Chancery of the State of Delaware in and for New Castle County.  Each of the parties hereto consents to service of process by registered mail in connection with any such action.

3.8           No Admission.  The Parties understand, acknowledge and agree that any claims any Party may have against any other Party are disputed and that all Parties are entering into this Agreement for the purpose of settling such disputes by compromise in order to avoid litigation.  Neither the execution nor delivery of this Agreement by any Party, nor the performance of any obligation hereunder is an admission as to the merits of any of the claims the Parties may have against one another, or that the Parties have against any other persons or entities.

3.9           Notices.  Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods:  (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service.  Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

if to Furman, to:
Name:	William A. Furman
Address:	Suite 200
One Centerpointe Drive
Lake Oswego, OR 97035
Fax No.:	(503) 624-1488

with a copy (which shall not constitute notice) to:
Name:	Henry H. Hewitt, Esq.
Address:	Stoel Rives LLP
900 S.W. Fifth Avenue, Suite 2300
Portland, OR 97204
Fax No.:	(503) 220-2480

if to the Representatives, to:
Name:	George L. Chelius, Esq.
Address:	3600 Birch Street, Suite 100
Newport Beach, CA 92660
Fax No.:	(949) 863-9010

Name:	Eric Epperson
Address:	25 NW 23rd Place, Suite 6
PMB 180
Portland, OR 97210
Fax No.:	(503) 796-1833

with a copy (which shall not constitute notice) to:
Name:	Jeffrey T. Pero, Esq.
Latham & Watkins LLP
Address:	505 Montgomery Street, Suite 2000
San Francisco, CA 94111-2562
Fax No.:	(415) 395-8095

if to the Company, to:
Name:	The Greenbrier Companies, Inc.
Address:	Suite 200
One Centerpointe Drive
Lake Oswego, OR 97035
Attention: Norriss Webb, Esq.
Fax No.:	(503) 684-7553

with a copy (which shall not constitute notice) to:
Name:	Joseph Giunta, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Address:	300 S. Grand Avenue, Suite 3400
Los Angeles, California 90071
Fax No.:	(213) 687-5600

3.10         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11         Facsimile Transmissions.  Facsimile transmissions of signatures shall be deemed to constitute original signatures.

3.12         Distribution of Estate Shares by the Representatives.  The Representatives shall not distribute any Estate Shares to any beneficiaries of the Estate other than to themselves as trustees (“Trustees”) of one or more trusts established under the will of Alan James (each a “Trust”) and in the event of the distribution of Estate Shares to themselves as Trustees of a Trust, they will have the same rights and obligations as Trustees of the Trust with respect to the Estate Shares distributed to them as they had as Representatives with respect to the Estate Shares prior to distribution.  Any transfer of Estate Shares to a Trust will not affect any of the rights of Furman or the Company under this Agreement including the Exhibits and Schedules hereto.

3.13         No Recourse.  The Parties agree that all of the representations, warranties, covenants and agreements made by the Representatives contained in this Agreement are made and intended only for the purpose of making the assets held for the benefit of the beneficiaries of the Estate (the “Estate Assets”) or the assets of a Trust (the “Trust Assets”), as the case may be, available for the payment of damages for breach of the representations, warranties, covenants and agreements of the Representatives to the extent provided for in this Agreement.  Therefore, anything contained in this Agreement or in any other agreement or document referred to herein or contemplated hereby or thereby to the contrary notwithstanding, no recourse shall be had with respect to the enforcement of this Agreement or the obligations of the Representatives or the Trustees hereunder or for any claim based on any provision of this Agreement or any of the agreements or documents referred to herein or contemplated hereby or thereby, against the Representatives or Trustees in their individual capacities or in any capacity other than as Representatives or Trustees.  Nothing contained in this Section 3.13 shall be construed to limit the exercise and enforcement, in accordance with the terms of this Agreement of rights and remedies against the Estate Assets or the Trust Assets.

3.14         Directors and Officers Insurance.  The Company shall maintain directors and officers insurance covering actions taken by James for seven years following the death of James in an amount equal to the greater of (i) existing amounts and with existing coverage, if available at commercially reasonable rates or (ii) such amounts and with the same coverage as is provided for the benefit of the then current independent members of the Company’s board of directors.  The Company shall use commercially reasonable efforts to cause the applicable insurance carriers to add the Representatives as additional insureds.

3.15         Collection of Documents.  The Representatives shall and shall cause their respective representatives and agents, Relational, James’ counsel, the Representatives’ counsel and other advisors to the Representatives (excluding FTI and Cerberus Partners, LP), in possession of the Produced Documents, as defined in Schedule 2 hereto, to send the Produced Documents and all copies thereof to the Representatives’ legal counsel, Latham & Watkins, for retention on behalf of such parties.  Such parties shall not be precluded from obtaining, at any time, access to or copies of the Produced Documents delivered to Latham & Watkins so long as such access is or copies are being sought for the purpose of complying with law, regulation or court or regulatory order or other legal process or responding to or preparing to respond to, or as a result of, actual, threatened or possible litigation, governmental investigation or inquiry or similar proceeding, claim of liability or potential liability, or internal or external audit or examination.  If such access is or copies are sought for another purpose, then the consent of the Company shall be required, which consent shall not be unreasonably denied or delayed.  It is expressly understood that Latham & Watkins (i) shall have no responsibility for determining the purpose for which any party requests access to or copies of any of the Produced Documents in its possession or for determining whether access to or the provisions of copies of any of the Produced Documents is permissible under this Agreement, and (ii) shall have no liability to any party under any circumstances for providing access to or copies of Produced Documents to any party.  The Representatives agree that the Produced Documents shall remain confidential and that disclosure of the Produced Documents shall not be made to anyone except their representatives and advisors who need to have access to the Produced Documents for the purposes described above, without the prior written consent of the Company, unless the disclosure is required by law, regulation or court or regulatory order or other legal process, or is in response to, or as a result of or in connection with litigation or a governmental investigation or inquiry or similar proceeding or claim of liability or internal or external audit or examination, in which case no consent of the Company shall be required.  The Representatives shall advise the other parties delivering Produced Documents to Latham & Watkins of the confidential nature of the Produced Documents and of the existence of the agreement in this Section 3.15.  So long as there is no pending litigation or governmental investigation or inquiry or similar proceeding or claim of liability or internal or external audit or examination requiring the preservation of the Produced Documents, then on, or shortly after, the seven-year anniversary of the date of this Agreement, the Representatives shall instruct Latham & Watkins to destroy the Produced Documents and all copies thereof delivered by the Representatives to Latham & Watkins and shall cause the other parties delivering Produced Documents to Latham & Watkins pursuant hereto to instruct Latham & Watkins to destroy the Produced Documents so delivered and all copies thereof.

IN WITNESS WHEREOF, the Parties hereto have approved and executed this Agreement as of April 20, 2005.

THE GREENBRIER COMPANIES, INC.

/s/ Larry G. Brady
By: Larry G. Brady, Senior Vice President and Chief Financial Officer

/s/ William A. Furman
William A. Furman, in his capacity as an individual

/s/ George L. Chelius
George L. Chelius in his capacity as Executor of the Will and Estate of Alan James and Trustee of one or more Trusts referred to in Section 3.12 of this Agreement

/s/ Eric Epperson
Eric Epperson in his capacity as Executor of the Will and Estate of Alan James and Trustee of one or more Trusts referred to in Section 3.12 of this Agreement

[Signature Page to Settlement Agreement]

TABLE OF CONTENTS

ARTICLE I. – TERMS

1.1	Dismissal of Delaware Litigation

1.2	Stock Purchase Agreement

1.3	Offering

1.4	Termination of Stockholders’ Agreement and Old ROFR

1.5	Sale of Estate Shares Not Purchased by the Company

1.6	Rejection of Offering Price

1.7	Beach House

1.8	Loan to Representatives

1.9	Charitable Remainder Trust

1.10	Furman Registration Rights

1.11	Share Repurchases

1.12	Releases; Other Agreements

1.13	Expenses

ARTICLE II. – REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of Furman

2.2	Representations and Warranties of the Representatives

2.3	Representations and Warranties of Greenbrier

ARTICLE III. – MISCELLANEOUS

3.1	Further Assurances

3.2	Entire Agreement

3.3	Successor and Assigns

3.4	Construction

i

3.5	Severability

3.6	Modification and Amendment

3.7	Choice of Law/Venue

3.8	No Admission

3.9	Notices

3.10	Counterparts

3.11	Facsimile Transmissions

3.12	Distribution of Estate Shares by the Representatives

3.13	No Recourse

3.14	Directors and Officers Insurance

3.15	Collection of Documents

ii